UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 21, 2009

ClearOne Communications, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Utah
(State or Other Jurisdiction of Incorporation)

001-33660	87-0398877
(Commission File Number)	(I.R.S. employer identification number)

5225 Wiley Post Way, Suite 500, Salt Lake City, Utah	84116
(Address of principal executive offices)	(Zip Code)

(801) 975-7200
(Registrant’s Telephone Number, Including Area Code)

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 30.425)
[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 40.14a-12)
[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[   ]  Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On August 20, 2009 ClearOne Communications, Inc. (the “Company”) decided to change the method by which it accounts for deferred revenue and associated costs.

The Company provides a right of return on product sales to distributors.  The revenue from product sales to distributors is not recognized until the return privilege has expired, which approximates when product is sold through to customers of the Company’s distributors, rather than when the product is initially shipped to a distributor. The Company estimated at each quarter-end the amount of revenue and costs to be deferred, based on the channel inventory information provided by certain distributors. Although only certain distributors provided certain channel inventory amounts, the Company made estimates with regard to the amount of inventory in the entire channel for all customers and for all channel inventory items based on information available from certain distributors.

As the Company further expands into international markets, introduces new products, and develops new channel relationships, the Company decided that it is appropriate to adopt a method which is more reflective of, and is compatible to, its business environment. The Company considered several alternate methods.  Under the adopted new method, revenue and costs are deferred for the actual channel inventory items reported by the distributors and other channel partners. Further, with respect to distributors and other channel partners not reporting the channel inventory, the revenue and costs are deferred until the Company receives payment for the product sales made to such distributors or channel partners.

The Company plans to amend its Form 10-K in the near-term for the fiscal year ended June 30, 2008 and will restate the financial statements for the fiscal year ended June 30, 2008 and comparative periods for the fiscal years ended 2004, 2005, 2006, and 2007 to reflect the change in the method of estimating deferred revenue and costs. The effect of this change in the method on previously reported periods is described in more detail in the attached statement.

The Company has discussed the above matter with Jones Simkins, P.C., the Company’s independent registered accountants.

ClearOne Communications, Inc.
Statement of impact of change in the method of computing deferred revenue and costs
(Unaudited Estimates)

	All amounts in $ are in thousands except for per share details Fiscal years ended June 30,
	2008	2007	2006	2005	2004
Revenue
Previously reported	$39,752	$39,861	$35,362	$29,087	$25,736
Under new method	$38,757	$39,786	$34,528	$31,433	$24,048
Difference - Increase (Decrease)	$(995)	$(75)	$(834)	$2,346	$(1,688)
Difference as % of previously reported Revenue	2.5%	0.2%	2.4%	8.1%	6.6%
Gross Profit
Previously reported	$23,291	$22,138	$17,987	$16,367	$10,976
Under new method	$22,552	$22,149	$17,675	$18,015	$9,450
Difference - Increase (Decrease)	$(739)	$11	$(312)	$1,648	$(1,526)
Difference as % of previously reported Gross Profit	3.2%	-	1.7%	10.1%	13.9%
Income (Loss) from Continuing Operations
Previously reported	$5,640	$4,787	$(60)	$1,947	$(11,902)
Under new method	$5,202	$4,798	$(372)	$3,595	$(13,428)
Difference	$(438)	$11	$(312)	$1,648	$(1,526)
Difference as % of previously reported Income (Loss)	7.8%	0.2%	520.0%	84.6%	12.8%
Income (Loss) from Continuing Operations per share (Diluted)
Previously reported	$0.52	$0.41	$-	$0.16	$(1.08)
Under new method	$0.48	$0.41	$(0.03)	$0.29	$(1.21)
Difference	$(0.04)	$-	$(0.03)	$0.13	$(0.13)
Difference as % of previously reported Income (Loss) per share	7.7%	-	300.0%	81.3%	12.0%

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEARONE COMMUNICATIONS, INC.

Date: August 21, 2009	By:	/s/ Zeynep Hakimoglu
Zeynep Hakimoglu
Chairman, President and Chief Executive Officer